EXHIBIT 99.1


                                             NEWS
FRB/WEBER SHANDWICK
    FINANCIAL COMMUNICATIONS

                                             RE:    FTI CONSULTING, INC.
                                                    900 Bestgate Road
                                                    Annapolis, MD 21401
                                                    (410) 224-8770

FOR FURTHER INFORMATION:

AT FTI CONSULTING:      AT FRB|WEBERSHANDWICK:

Jack Dunn               Marilyn Windsor      Lisa Fortuna        Tim Grace
Chairman & CEO          General Inquiries    Analyst Inquiries   Media Inquiries
(410) 224-1483          (702) 515-1260       (312) 640-6779      (312) 640-6667


FOR IMMEDIATE RELEASE
WEDNESDAY, OCTOBER 22, 2003

              FTI CONSULTING, INC. ANNOUNCES THIRD QUARTER RESULTS;
       REACHES DEFINITIVE AGREEMENT TO ACQUIRE DISPUTE ADVISORY SERVICES
               BUSINESS OF KPMG; COMPLETES TEN EYCK ACQUISITION;
                      ESTABLISHES SHARE REPURCHASE PROGRAM

              REPORTS $0.36 PER FULLY DILUTED SHARE FROM CONTINUING
           OPERATIONS FOR QUARTER; BOARD AUTHORIZES UP TO $50 MILLION
                    OF ITS COMMON SHARES OVER NEXT 12 MONTHS

ANNAPOLIS, MD, OCTOBER 22, 2003--FTI CONSULTING, INC. (NYSE: FCN), the premier national provider of turnaround, bankruptcy and litigation-related consulting services, today reported results for the third quarter ended September 30, 2003. Results from continuing operations for the quarter include the contribution from its August 31, 2002 acquisition of the domestic Business Recovery Services Division (BRS) of PricewaterhouseCoopers, which was included for one month in the 2002 third quarter results. Continuing operations exclude the results of the company's discontinued SEA practice group, which was sold on August 31, 2003.

FTI also announced that it has entered into a definitive agreement with KPMG LLP, the U.S. accounting and tax firm, to acquire substantially all of KPMG's domestic Dispute Advisory Services (DAS) business for approximately $89.1 million in cash, and has also completed the acquisition of Ten Eyck Associates, a financial consulting group that specializes in Securities and Exchange Commission-related issues.

THIRD QUARTER RESULTS FROM CONTINUING OPERATIONS
For the quarter, revenues from continuing operations were $83.6 million, an increase of 49.6 percent compared with $55.9 million for the comparable period in 2002. Revenues from continuing operations increased 13.9 percent compared with pro forma revenues from continuing operations of $73.4 million for the quarter ended September 30, 2002, assuming the August 31, 2002 acquisition of BRS had been effective for the entire third quarter of 2002. Income from continuing operations grew 84.1 percent to $15.1 million from $8.2 million in the comparable quarter last year, and earnings from continuing


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FTI CONSULTING, INC.
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operations per share grew 50.0 percent to $0.36 on a diluted basis compared with
$0.24 for the comparable period in the prior year, and increased 260.0 percent compared with $0.10 earnings from continuing operations per diluted share on a pro forma basis for the third quarter of 2002. Earnings per share for the third quarter of 2003 includes the effect of the reversal of previously accrued but unpaid incentive compensation of $2.1 million, or $0.03 per share. This compensation is not expected to be paid as a result of lower than anticipated earnings. Including the results of the discontinued operations, discussed below, earnings per share on a diluted basis were also $0.36.

Cash flow provided by operations was $29.3 million compared with $15.4 million in the third quarter of the prior year. Earnings from continuing operations before interest, taxes, depreciation and amortization of property and equipment, which is included in selling, general and administrative expenses, and amortization of other intangible assets, which is reflected as a separate line item in the company's consolidated statements of income (EBITDA), were $28.5 million compared with $16.5 million in the prior year, an increase of 72.7 percent. Although EBITDA is not a measure of financial condition or performance determined in accordance with Generally Accepted Accounting Principles, the company believes that the use of EBITDA as a supplemental financial measure is indicative of the company's capacity to service debt and thereby provides additional useful information to investors regarding the company's financial condition and results of operations.

At September 30, 2003, FTI had cash and cash equivalents of approximately $133.4 million. Total long-term debt at September 30, 2003 was $20.9 million, and no amounts were outstanding under the company's $100 million revolving line of credit.

Utilization of billable personnel was approximately 78 percent for the quarter. Average rate per hour for the quarter was $362. Total and billable headcounts at September 30, 2003 were 750 and 568, respectively.

NINE-MONTH RESULTS FROM CONTINUING OPERATIONS
For the nine months, revenues from continuing operations increased 109.2 percent to $279.5 million compared with $133.6 million in the prior year. Revenues from continuing operations increased 15.3 percent compared with pro forma revenues from continuing operations of $242.5 million for the nine months ended September 30, 2002, assuming the August 31, 2002 acquisition of BRS had occurred at the beginning of 2002. Income from continuing operations was $52.1 million, an increase of 170.0 percent over $19.3 million in the prior year. Earnings from continuing operations per diluted share were $1.25 compared with earnings from continuing operations per diluted share of $0.59 for the 2002 period, or a 111.9 percent increase, and increased 54.3 percent compared with $0.81 earnings from continuing operations per diluted share on a pro forma basis for the nine months ended September 30, 2002.

EBITDA increased by 154.2 percent to $97.6 million for the first nine months of 2003, compared with $38.4 million in the first nine months of 2002. Cash flow provided by operations for the nine months was $83.1 million compared with $28.4 million in the prior year.

DISCONTINUED OPERATIONS
Discontinued operations includes the results of the company's discontinued SEA practice group, which was sold on August 31, 2003. Loss from operations of discontinued operations, net of income taxes,

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FTI CONSULTING, INC.
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amounted to $267,000 or $0.01 per share, for the third quarter of 2003 compared with income from operations, net of income taxes, of $656,000, or $0.02 per share, for the third quarter of 2002. Income from operations of discontinued operations was $1.6 million, or $0.04 per share, for the first nine months of 2003 compared with $2.9 million, or $0.09 per share, for the first nine months of 2002. Net gain from sale of discontinued operations in the third quarter of 2003 of $304,000, or $0.01 per share, primarily represents a refinement of the estimated taxes to be incurred in connection with the sale of SEA as compared to the amount estimated and recorded at June 30, 2003.

ACQUISITION OF DISPUTE ADVISORY SERVICES (DAS) BUSINESS OF KPMG
The DAS business assists clients in the analysis and resolution of all phases of complex claims and disputes in a variety of forums, including litigation, arbitration, mediation, and other forms of dispute resolution. Located in 14 cities across the United States, 10 of which are in the same cities as FTI, approximately 26 KPMG partners, 125 other billable professionals, plus support staff are expected to join FTI. The DAS business has not been historically operated by KPMG as a separate reporting unit of its forensic accounting and litigation support practice unit and has not been separately accounted for financial reporting purposes. KPMG has advised FTI that for the trailing 12 months ended September 30, 2003, the unaudited revenues associated with the 26 DAS partners were approximately $74.0 million. Annual direct compensation and other costs associated with the transferred DAS partners and billable staff are expected to total approximately $43.5 million subsequent to the acquisition by FTI. Selling, general and administrative expenses are estimated at approximately $12.5 million, resulting in pro forma income from operations of approximately $18.0 million prior to one-time integration costs.

The purchase will be financed by FTI with a combination of cash on hand, existing credit lines and/or new credit facilities, and does not include any working capital. Because FTI is not acquiring the net working capital of DAS, the initial working capital, estimated at approximately $14.0 million, is expected to be provided by FTI and reflected as a use of cash in operating activities for FTI's financial reporting purposes during the first three to four months after the acquisition is completed. Consummation of the acquisition is subject to certain closing conditions, including the expiration of early termination of applicable Hart-Scott-Rodino waiting periods, the receipt of certain third-party consents and other customary conditions to closing. Although there can be no assurance that the transaction will be consummated, FTI and KPMG expect to close before the end of October 2003. FTI and KPMG will also enter into a transition services agreement to provide for the orderly transfer of DAS personnel from KPMG to FTI offices. The 26 DAS partners and two other members of the DAS leadership group will enter into five-year employment agreements and become senior managing directors of FTI Consulting.

STATUS OF PENDING ACQUISITION OF LEXECON
The pending acquisition of the assets of Lexecon Inc. has been granted early termination of Hart-Scott-Rodino waiting periods, and a vote by the shareholders of its parent, Nextera Enterprises, has been scheduled for November 14, 2003. In connection with the asset purchase agreement, Knowledge Universe, Inc. and Nextera Enterprises Holdings, Inc. entered into a voting agreement in which they agreed to vote shares representing approximately 71 percent of the voting power of Nextera in favor of the transactions contemplated by the purchase agreement. Subject to a favorable vote by such shareholders, the acquisition of Lexecon is expected to occur on November 30, 2003. The Lexecon acquisition, as previously reported, is expected to add approximately 200 employees. For the trailing 12 months ended June 30, 2003, Lexecon had preliminary unaudited annual revenues exceeding $72.0 million and pro forma EBITDA on a separate company basis of approximately $15.0 million.


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FTI CONSULTING, INC.
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OUTLOOK FOR THE FOURTH QUARTER OF 2003
Absent any significant impact from the two potential acquisitions (Lexecon and DAS), FTI believes that revenues for the fourth quarter of 2003 are anticipated to range from $82.0 million to $84.0 million. Earnings per diluted share are anticipated to range from $0.30 to $0.33. Utilization of billable personnel is anticipated to be approximately 80 percent, average rate per hour is expected to approximate the third quarter level of $362 per hour, and billable headcount is anticipated to range from 560 to 570.

In addition, the combined contribution to earnings per share in the fourth quarter of 2003 of the two potential acquisitions is expected to range from an additional $0.02 to $0.03 if such acquisitions are completed before the end of November 2003.

OUTLOOK FOR 2004
Absent any significant impact from the two potential acquisitions or a resumption of higher levels of restructuring activity before early 2005, FTI believes that revenues for 2004 are anticipated to continue at the run rate for the third and fourth quarters of 2003 and to range from $320.0 million to $340.0 million. Earnings per diluted share are anticipated to range from $1.30 to $1.35. Utilization of billable personnel is anticipated to be approximately 80 percent, average rate per hour is expected to be approximately the same as 2003, and billable headcount is anticipated to average at about current levels before acquisitions.

In addition, the combined contribution to earnings per share in 2004 of the two potential acquisitions is expected to range from an additional $0.29 to $0.37 if such acquisitions are completed by year-end 2003.

FTI has not yet completed its quarter-to-quarter outlook for 2004 but presently anticipates that results would reflect the company's historical seasonal pattern, with third quarter results the lowest of the year.

MANAGEMENT COMMENTS
President and chief operating officer, Stewart Kahn, said, "The results for the quarter were not up to expectations, but they did represent a considerable achievement for FTI personnel compared to the third quarter of the prior year. We are continuing to address the slowdown in the restructuring market by repositioning our resources for other assignments and our active acquisition program. Although the restructuring market in 2004 is expected to continue to reflect the slowdown that we are currently experiencing, the other aspects of FTI's business, including forensic accounting, investigative services, electronic evidence and economic consulting are expected to offset a substantial part of the decline in restructuring volume. Given the recent increase in the volume of debt originations, we expect a resumption of higher levels of restructuring activity beginning either late in 2004 or early 2005

"Although there can be no assurance of the timing or certainty of acquisitions, the acquisition of Ten Eyck Associates, which we have just completed, and the DAS and Lexecon acquisitions that are pending, would significantly change the balance of our services portfolio from approximately 70 percent restructuring to less than 40 percent, and are expected to absorb resources on complementary assignments. The DAS group, led by Roger Carlile, will become part of our overall forensic accounting and fraud investigation practice and will dramatically increase the scope and depth of our expertise, as well as our geographic presence. The DAS group also substantially adds to our experience in intellectual property matters, and in a number of industries including healthcare, construction and aerospace and defense," Kahn added.



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FTI CONSULTING, INC.
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Jack Dunn, chairman and chief executive officer said, "Over the last 90 days, we have worked hard not only to diversify our company, but to establish an array of services that can be offered with distinction to our many clients. This work represents a large step in our strategy to establish a franchise as a leader in providing financial consulting services as a preferred alternative in the post Sarbanes-Oxley world. We believe the additions of Ten Eyck, Lexecon and the DAS practice our our existing group of great professionals will set the stage for our performance for many years to come."

SHARE REPURCHASE PROGRAM
FTI's Board of Directors has approved a share repurchase program under which the company may purchase, from time to time, up to $50 million of the company's common shares over the next 12 months. The shares may be purchased through open market or privately negotiated transactions and will be funded with a combination of cash on hand, existing credit lines and/or new credit facilities.

THIRD QUARTER CONFERENCE CALL
FTI will hold a conference call to discuss third quarter results and management's outlook for the fourth quarter of 2003 and for 2004 at 11:00 a.m. EDT on Thursday, October 23, 2003. The call can be accessed live and will be available for replay over the Internet by logging onto www.vcall.com as well as on the company's website, www.fticonsulting.com, for 90 days.

ABOUT FTI CONSULTING
FTI Consulting is a multi-disciplined consulting firm with leading practices in the areas of turnaround, bankruptcy and litigation-related consulting services. Modern corporations, as well as those who advise and invest in them, face growing challenges on every front. From a proliferation of "bet-the-company" litigation to increasingly complicated relationships with lenders and investors in an ever-changing global economy, U.S. companies are turning more and more to outside experts and consultants to meet these complex issues. FTI is dedicated to helping corporations, their advisors, lawyers, lenders and investors meet these challenges by providing a broad array of the highest quality professional practices from a single source.

This press release includes "forward-looking" statements that involve uncertainties and risks. There can be no assurance that actual results will not differ from the company's expectations. The company has experienced fluctuating revenues, operating income and cash flow in some prior periods and expects this may occur from time to time in the future. As a result of these possible fluctuations, the company's actual results may differ from our projections. Other factors that could cause such differences include pace and timing of additional acquisitions, the company's ability to realize cost savings and efficiencies, competitive and general economic conditions, and other risks described in the company's filings with the Securities and Exchange Commission.


                FTI IS ON THE INTERNET AT www.fticonsulting.com.

                            -FINANCIAL TABLES FOLLOW-



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FTI Consulting, Inc.
Add 5

                              FTI CONSULTING, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
           (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER-SHARE DATA)


                                                                       THREE MONTHS ENDED
                                                                      9/30/2003    9/30/2002
                                                                      ---------    ---------
                                                                            (UNAUDITED)

REVENUES                                                               $ 83,593    $ 55,859

DIRECT COST OF REVENUES                                                  37,388      27,278
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                             19,165      13,246
AMORTIZATION OF OTHER INTANGIBLE ASSETS                                     775         252
                                                                      ---------    ---------
TOTAL COSTS AND EXPENSES                                                 57,328      40,776
                                                                      ---------    ---------

OPERATING INCOME                                                         26,265      15,083

INTEREST EXPENSE, NET                                                       845       1,251
                                                                      ---------    ---------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                    25,420      13,832

INCOME TAXES                                                             10,295       5,596
                                                                      ---------    ---------

INCOME FROM CONTINUING OPERATIONS                                        15,125       8,236

INCOME (LOSS) FROM OPERATIONS OF DISCONTINUED OPERATIONS,
NET OF INCOME TAX(1)                                                       (267)        656

LOSS FROM SALE OF DISCONTINUED OPERATIONS, NET OF INCOME TAXES              304           -
                                                                      ---------    ---------
NET INCOME                                                             $ 15,162     $ 8,892
                                                                      =========    =========

INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE, BASIC                $ 0.36      $ 0.25
INCOME FROM DISCONTINUED OPERATIONS PER COMMON SHARE, BASIC                0.00        0.02
                                                                      =========    =========
EARNINGS PER COMMON SHARE, BASIC                                         $ 0.36      $ 0.27
                                                                      =========    =========
WEIGHTED AVERAGE SHARES FOR BASIC(2)                                     41,764      32,435
                                                                      =========    =========

INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE, DILUTED              $ 0.36      $ 0.24
INCOME FROM DISCONTINUED OPERATIONS PER COMMON SHARE, DILUTED              0.00        0.02
                                                                      =========    =========
EARNINGS PER COMMON SHARE, DILUTED                                       $ 0.36      $ 0.26
                                                                      =========    =========
WEIGHTED AVERAGE SHARES FOR DILUTED(2)                                   42,585      34,515
                                                                      =========    =========

(1) REVENUES INCLUDED IN DISCONTINUED OPERATIONS WERE $6,495
    AND $11,021 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003 AND
    2002, RESPECTIVELY.
(2) WEIGHTED AVERAGE SHARES HAVE BEEN ADJUSTED TO REFLECT THE
    THREE-FOR-TWO STOCK SPLIT EFFECTED AS A STOCK DIVIDEND PAID
    TO SHAREHOLDERS ON JUNE 4, 2003.

                     SUPPLEMENTAL FINANCIAL DATA
                                                                       THREE MONTHS ENDED
                                                                      9/30/2003    9/30/2002
                                                                      ---------    ---------
                                                                          (IN THOUSANDS)
EBITDA FROM CONTINUING OPERATIONS(3)
EBITDA RECONCILIATION:
EBITDA  FROM CONTINUING OPERATIONS                                     $ 28,471    $ 16,501
   DEPRECIATION AND AMORTIZATION                                          2,206       1,418
                                                                      ---------    ---------
   REPORTED OPERATING INCOME                                             26,265      15,083
      INTEREST EXPENSE, NET                                                 845       1,251
      INCOME TAXES                                                       10,295       5,596
                                                                      ---------    ---------
      INCOME FROM CONTINUING OPERATIONS                                  15,125       8,236
      INCOME (LOSS) FROM DISCONTINUED OPERATIONS                             37         656
                                                                      ---------    ---------
        NET INCOME                                                     $ 15,162    $  8,892
                                                                      =========    =========

(3) EBITDA (EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION) IS A NON-GAAP FINANCIAL MEASURE DEFINED AS OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION. GENERALLY, A NON-GAAP FINANCIAL MEASURE IS A NUMERICAL MEASURE OF A COMPANY'S PERFORMANCE, FINANCIAL POSITION, OR CASH FLOW THAT EITHER EXCLUDES OR INCLUDES AMOUNTS THAT ARE NOT NORMALLY EXCLUDED OR INCLUDED IN THE MOST DIRECTLY COMPARABLE MEASURE CALCULATED AND PRESENTED IN ACCORDANCE WITH GAAP. THIS MEASURE, HOWEVER, SHOULD BE CONSIDERED IN ADDITION TO, AND NOT AS A SUBSTITUTE OR SUPERIOR TO, OPERATING INCOME, CASH FLOWS, OR OTHER MEASURES OF FINANCIAL PERFORMANCE PREPARED IN ACCORDANCE WITH GAAP.



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FTI Consulting, Inc.
Add 6

                              FTI CONSULTING, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
           (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER-SHARE DATA)


                                                                        NINE MONTHS ENDED
                                                                      9/30/2003    9/30/2002
                                                                      ---------    ---------
                                                                            (UNAUDITED)


REVENUES                                                          $ 279,470    $ 133,556

DIRECT COST OF REVENUES                                             126,998       65,512
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                         59,119       32,796
AMORTIZATION OF GOODWILL AND OTHER INTANGIBLE ASSETS                  2,325          252
                                                                  ---------    ---------
TOTAL COSTS AND EXPENSES                                            188,442       98,560
                                                                  ---------    ---------

OPERATING INCOME                                                     91,028       34,996

INTEREST EXPENSE, NET                                                 3,416        2,582
                                                                  ---------    ---------
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES                       87,612       32,414

INCOME TAXES                                                         35,485       13,097
                                                                  ---------    ---------
INCOME FROM CONTINUING OPERATIONS                                    52,127       19,317

INCOME FROM OPERATIONS OF DISCONTINUED OPERATIONS,
NET OF INCOME TAXES(1)                                                1,649        2,867
LOSS FROM SALE OF DISCONTINUED OPERATIONS, NET OF INCOME TAXES       (6,971)           -
                                                                  ---------    ---------
NET INCOME                                                         $ 46,805     $ 22,184
                                                                  =========    =========

INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE, BASIC            $ 1.28       $ 0.63
INCOME (LOSS) FROM DISCONTINUED OPERATIONS PER COMMON SHARE,
 BASIC                                                                (0.13)        0.09
                                                                  =========    =========
EARNINGS PER COMMON SHARE, BASIC                                     $ 1.15       $ 0.72
                                                                  =========    =========
WEIGHTED AVERAGE SHARES FOR BASIC(2)                                 40,597       30,801
                                                                  =========    =========

INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE, DILUTED          $ 1.25       $ 0.59
INCOME (LOSS) FROM DISCONTINUED OPERATIONS PER COMMON SHARE,
 DILUTED                                                              (0.13)        0.09
                                                                  =========    =========
EARNINGS PER COMMON SHARE, DILUTED                                   $ 1.12       $ 0.67
                                                                  =========    =========
WEIGHTED AVERAGE SHARES FOR DILUTED(2)                               41,806       33,017
                                                                  =========    =========

(1) REVENUES INCLUDED IN DISCONTINUED OPERATIONS WERE $24,011
    AND $35,078 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
    AND 2002, RESPECTIVELY.
(2) WEIGHTED AVERAGE SHARES HAVE BEEN ADJUSTED TO REFLECT THE
    THREE-FOR-TWO STOCK SPLIT EFFECTED AS A STOCK DIVIDEND
    PAID TO SHAREHOLDERS ON JUNE 4, 2003.

                   SUPPLEMENTAL FINANCIAL DATA
                                                                    NINE MONTHS ENDED
                                                                  9/30/2003    9/30/2002
                                                                  ---------    ---------
                                                                        (IN THOUSANDS)

EBITDA FROM CONTINUING OPERATIONS(3)

EBITDA RECONCILIATION:
EBITDA  FROM CONTINUING OPERATIONS                                 $ 97,640     $ 38,404
   DEPRECIATION AND AMORTIZATION                                      6,612        3,408
                                                                  ---------    ---------
   REPORTED OPERATING INCOME                                         91,028       34,996
   INTEREST EXPENSE, NET                                              3,416        2,582
   INCOME TAXES                                                      35,485       13,097
                                                                  ---------    ---------
   INCOME FROM CONTINUING OPERATIONS                                 52,127       19,317
   INCOME (LOSS) FROM DISCONTINUED OPERATIONS                        (5,322)       2,867
                                                                  ---------    ---------
        NET INCOME                                                 $ 46,805     $ 22,184
                                                                  =========    =========

(3) EBITDA (EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION) IS A NON-GAAP FINANCIAL MEASURE DEFINED AS OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION. GENERALLY, A NON-GAAP FINANCIAL MEASURE IS A NUMERICAL MEASURE OF A COMPANY'S PERFORMANCE, FINANCIAL POSITION, OR CASH FLOW THAT EITHER EXCLUDES OR INCLUDES AMOUNTS THAT ARE NOT NORMALLY EXCLUDED OR INCLUDED IN THE MOST DIRECTLY COMPARABLE MEASURE CALCULATED AND PRESENTED IN ACCORDANCE WITH GAAP. THIS MEASURE, HOWEVER, SHOULD BE CONSIDERED IN ADDITION TO, AND NOT AS A SUBSTITUTE OR SUPERIOR TO, OPERATING INCOME, CASH FLOWS, OR OTHER MEASURES OF FINANCIAL PERFORMANCE PREPARED IN ACCORDANCE WITH GAAP.



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FTI CONSULTING, INC.
ADD 7

                              FTI CONSULTING, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                            (in thousands of dollars)

                                                    SEPTEMBER 30,  SEPTEMBER 30,
                                                         2003            2002
                                                     ---------------------------
                                                             (unaudited)
Operating activities
Net income                                            $ 46,805       $ 22,184
Adjustment to reconcile net income to net
  cash (used in) provided by operating
  activities:
Depreciation and other amortization                      4,682          3,627
Amortization of  other intangible assets                 2,325            252
Income tax benefit from stock option exercises          11,173          9,090
Provision for doubtful accounts                          5,213            891
Non-cash charge on sale of discontinued operations       6,691              -
Non-cash interest and other                              2,351            510
Changes in operating assets and liabilities:
Accounts receivable, billed and unbilled                 2,286        (17,915)
Income taxes, current and deferred                       4,492          3,289
Accrued compensation expense                            (4,805)         4,580
Billings in excess of services provided                 (1,383)         1,756
Other assets and liabilities                             3,260            140
                                                   ------------   ------------
Net cash provided by operating activities               83,090         28,404

Investing activities
Purchase of property and equipment, net                 (7,988)        (5,949)
Cash received from sale of discontinued operations      12,150              -
Acquisition of subsidiaries and contingent payments       (408)      (144,750)
Change in other assets                                     105           (666)
                                                   ------------   ------------
Net cash used in investing activities                    3,859       (151,365)

Financing activities
Issuance of common stock and exercise of options        14,411          6,641
Proceeds from stock offering                            99,223              -
Borrowings under long-term debt arrangements                 -        119,000
Repayments on long-term debt                           (76,954)        (8,250)
Changes in long-term liabilities                          (117)        (3,668)
                                                   ------------   ------------
Net cash provided by financing activities               36,563        113,723
                                                   ------------   ------------

Net decrease in cash and cash equivalents              123,512         (9,238)
Cash and cash equivalents at beginning of period         9,906         12,856
                                                   ------------   ------------
Cash and cash equivalents at end of period           $ 133,418        $ 3,618
                                                   ===========    ===========



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FTI CONSULTING, INC.
ADD 8

                         FTI CONSULTING, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    SEPTEMBER 30, 2003 AND DECEMBER 31, 2002
                  (in thousands of dollars, except share data)



                                                                               September 30,         December 31,
                                                                                    2003                 2002
                                                                             ------------------    -----------------
                                                                                (unaudited)             (audited)

Assets
Current assets:
   Cash and cash equivalents                                                     $ 133,418              $ 9,906
   Accounts receivable, less allowances                                             36,919               29,271
   Unbilled receivable, less allowances                                             21,159               35,576
   Other current assets                                                              6,105                5,529
   Current assets of discontinued operations                                             -               11,084
                                                                             ------------------    -----------------
Total current assets                                                               197,601               91,366
                                                                             ------------------    -----------------
Property and equipment, net                                                         18,188               14,938

Goodwill, net                                                                      298,315              299,241
Other intangible assets, net                                                         1,742                4,067
Notes receivable                                                                     8,000                    -
Other assets                                                                         4,691                5,999
Non-current assets of discontinued operations                                            -               14,920
                                                                             ------------------    -----------------
Total Assets                                                                     $ 528,537            $ 430,531
                                                                             ==================    =================

Liabilities and Stockholders' Equity
Current liabilities:
   Accounts payable and other accrued expenses                                    $ 34,960             $ 36,810
   Deferred income taxes                                                               193                  193
   Current portion of long-term debt                                                 9,504               20,000
   Billings in excess of services provided                                          18,361               19,921
   Current liabilities of discontinued operations                                        -                  664
                                                                             ------------------    -----------------
Total current liabilities                                                           63,018               77,588
                                                                             ------------------    -----------------
Long-term debt, less current portion                                                11,375               77,833
Deferred income taxes and other liabilities                                         13,300                7,135

Stockholders' equity
   Preferred stock, $0.01 par value; 5,000,000 shares
   authorized, none outstanding                                                          -                    -
   Common stock, $0.01 par value; 75,000,000 shares
   authorized; 41,820,663 and 36,006,438 shares issued
   and outstanding in 2003 and 2002, respectively                                      418                  360
   Additional paid-in capital                                                      325,684              200,456
   Unearned compensation                                                               (79)                (346)
   Retained earnings                                                               115,003               68,198
Accumulated other comprehensive income (loss)                                         (182)                (693)
                                                                             ------------------    -----------------
Total stockholders' equity                                                         440,844              267,975
                                                                             ------------------    -----------------
Total Liabilities and Stockholders' Equity                                       $ 528,537            $ 430,531
                                                                             ==================    =================